Exhibit 99.1
FLEETCOR Reports Fourth Quarter and Fiscal Year 2020 Financial Results

Atlanta, Ga., February 4, 2021 — FLEETCOR Technologies, Inc. (NYSE: FLT), a global leader in business payments, today reported financial results for its fourth quarter and year ended December 31, 2020.

“Q4 finished better than expected, with improving trends across the board. Our 2021 set up looks good, with the potential for high-teens revenue and profit growth from Q2 on,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “We are particularly excited about our SMB online bill pay acquisition, which creates the opportunity to accelerate both our Corporate Payments and Fuel card growth over the mid-term,” Clarke continued.

Financial Results for Fourth Quarter of 2020:

GAAP Results
•Revenues decreased 12% to $617.3 million in the fourth quarter of 2020, compared with $698.9 million in the fourth quarter of 2019.
•Net income decreased 11% to $209.9 million in the fourth quarter of 2020, compared with $235.5 million in the fourth quarter of 2019.
•Net income per diluted share decreased 6% to $2.44 in the fourth quarter of 2020, compared with $2.60 per diluted share in the fourth quarter of 2019.

Non-GAAP Results1
•Adjusted net income1 decreased 10% to $258.4 million in the fourth quarter of 2020, compared with $286.4 million in the fourth quarter of 2019.
•Adjusted net income per diluted share1 decreased 5% to $3.01 in the fourth quarter of 2020, compared with $3.17 per diluted share in the fourth quarter of 2019.

Financial Results for Fiscal Year 2020:

GAAP Results
•Revenues decreased 10% to $2,388.9 million in 2020, compared with $2,648.8 million in 2019.
•Net income decreased 21% to $704.2 million in 2020, compared with $895.1 million in 2019.
•Net income per diluted share decreased 18% to $8.12 in 2020, compared with $9.94 per diluted share in 2019.

Non-GAAP Results1
•Adjusted net income1 decreased 9% to $962.2 million in 2020, compared with $1,062.1 million in 2019.
•Adjusted net income per diluted share1 decreased 6% to $11.09 in 2020, compared with $11.79 in 2019.

Fiscal Year 2021 Outlook:

“Clearly there is still tremendous uncertainty on the path and pace of recovery for 2021, much of it predicated on widespread vaccinations and a corresponding economic recovery. Based on what we know today, and our expectation that activity will continue to improve throughout the year, our outlook for 2021 is for organic revenue growth to be in the 9% to 13% range, and adjusted net income to be up a corresponding amount, excluding acquisitions. Our assumption underlying these expectations is that the soft, COVID-driven operating environment will continue for most of the first half of 2021, and then improve meaningfully in the second half of the year. We also expect that expenses will be higher than our 2020 levels, but we will continue to manage them in line with revenue growth,” said Charles Freund, chief financial officer, FLEETCOR Technologies, Inc.

For fiscal year 2021, FLEETCOR’s financial outlook is as follows:

•Total revenues to be between $2,600 million and $2,700 million;
•GAAP net income to be between $810 million and $890 million;

•GAAP net income per diluted share to be between $9.40 and $10.20;
•Adjusted net income to be between $1,020 million and $1,110 million;
•Adjusted net income per diluted share to be between $11.90 and $12.70.

FLEETCOR’s outlook assumptions for fiscal year 2021 are as follows:

•Weighted fuel prices equal to $2.43 per gallon average in the U.S.;
•Market spreads significantly unfavorable compared to the 2020 average;
•Foreign exchange rates equal to the average of the four weeks of January, 2021;
•Interest expense between $110 million and $120 million;
•Approximately 87 million fully diluted shares outstanding for 2021;
•An adjusted tax rate of approximately 19.5% to 21.5%; and
•No impact related to acquisitions or material new partnership agreements not already disclosed.

First Quarter of 2020 Outlook:

The Company currently expects that first quarter adjusted net income per diluted share will likely be between $2.60 and $2.80. There is seasonality in the first quarter, causing it to be the lowest in terms of both revenue and net income for the year. The quarter will also be affected by the normalization of certain expenses, and incremental growth investments, including those for the Roger acquisition.

_______________________________________
1 Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-3 and 5, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6.

Conference Call:

The Company will host a conference call to discuss fourth quarter and fiscal year 2020 financial results today at 5:30 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Charles Freund, chief financial officer, and Jim Eglseder, senior vice president investor relations. The conference call can be accessed live by dialing (877) 407-0784, or for international callers (201) 689-8560. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13715437. The replay will be available until Thursday, February 17, 2021. The call will be webcast live from the Company's investor relations website at http://investor.fleetcor.com. The Company will post on its website, the customary supplemental financial information that may be discussed during the call.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," or "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology.

These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as regulatory measures, voluntary actions, or changes in consumer preferences, that impact our transaction volume, including social distancing, shelter-in-place, shutdowns of nonessential businesses and similar measures imposed or undertaken in an effort to contain and mitigate the spread of the coronavirus (COVID-19); adverse changes or volatility in fuel prices and spreads; adverse changes in program fees or charges we may collect, whether through legal, regulatory or contractual changes; adverse outcomes with respect to current and future legal proceedings or investigations, including without limitation, the FTC lawsuit, or actions of governmental, regulatory or quasi-governmental bodies or standards or industry organizations with respect to our payment cards; delays or failures associated with implication of, or adaption to, new technology, changes in credit risk of customers and associated losses; failure to maintain or renew key business relationships; failure to maintain competitive product offerings; failure to complete, or delays in completing, acquisitions, new partnerships or customer arrangements; and to successfully integrate or otherwise achieve anticipated benefits from such acquisitions, partnerships, and customer arrangements; failure to successfully expand and manage our business internationally; and other risks related to our international operations, including the potential impact to our business as a result of the United Kingdom’s referendum to leave the European Union; the impact of foreign exchange rates on operations, revenues and income; and the failure or compromise of our data centers and other information technology assets; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (“SEC”) on March 2, 2020 and subsequent filings made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access FLEETCOR’s SEC filings for free by visiting the SEC web site at www.sec.gov.

About Non-GAAP Financial Measures:

This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate our overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.

Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, amortization of the premium recognized on the purchase of receivables, and our proportionate share of amortization of intangible assets at our equity method investment, and (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses occurring largely due to COVID-19, the impact of discrete tax items, impairment charges, asset write-offs, restructuring costs, gains due to disposition of assets and a business, loss on extinguishment of debt, and legal settlements. We calculate adjusted net income and adjusted net income per diluted share to eliminate the effect of items that we do not consider indicative of our core operating performance.

Adjusted net income and adjusted net income per diluted share are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe that integration and deal related costs and one-time non-recurring expenses, gains, losses, and impairment charges do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these non-tax items.

Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of FLEETCOR.

Management uses adjusted net income, adjusted net income per diluted share and organic revenue growth:

•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About FLEETCOR:

FLEETCOR Technologies (NYSE: FLT) is a leading global business payments company that simplifies the way businesses manage and pay their expenses. The FLEETCOR portfolio of brands help companies automate, secure, digitize and control payments to, or on behalf of, their employees and suppliers. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.

Contact
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, net	$617,333	$698,881	$2,388,855	$2,648,848
Expenses:
Processing	121,514	146,081	596,363	530,669
Selling	47,737	51,899	192,732	204,806
General and administrative	90,961	109,592	374,678	407,210
Depreciation and amortization	64,685	68,510	254,802	274,210
Other operating, net	(1,503)	2,003	(1,985)	523
Operating income	293,939	320,796	972,265	1,231,430
Investment (gain) loss	—	(12,190)	(30,008)	3,470
Other expense (income), net	422	(535)	(10,055)	93
Interest expense, net	30,329	34,960	129,803	150,048
Total other expense	30,751	22,235	89,740	153,611
Income before income taxes	263,188	298,561	882,525	1,077,819
Provision for income taxes	53,337	63,051	178,309	182,746
Net income	$209,851	$235,510	$704,216	$895,073
Basic earnings per share	$2.51	$2.72	$8.38	$10.36
Diluted earnings per share	$2.44	$2.60	$8.12	$9.94
Weighted average shares outstanding:
Basic shares	83,514	86,600	84,005	86,401
Diluted shares	85,846	90,427	86,719	90,070

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	December 31, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$934,900	$1,271,494
Restricted cash	541,719	403,743
Accounts and other receivables (less allowance for credit losses of $79,112 and $70,890 at December 31, 2020 and 2019, respectively)	1,366,775	1,568,961
Securitized accounts receivable — restricted for securitization investors	700,000	970,973
Prepaid expenses and other current assets	412,924	403,400
Total current assets	3,956,318	4,618,571
Property and equipment, net	202,509	199,825
Goodwill	4,719,181	4,833,047
Other intangibles, net	2,115,882	2,341,882
Investments	7,480	30,440
Other assets	193,209	224,776
Total assets	$11,194,579	$12,248,541
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,054,478	$1,249,586
Accrued expenses	282,681	275,511
Customer deposits	1,175,322	1,007,631
Securitization facility	700,000	970,973
Current portion of notes payable and lines of credit	505,697	775,865
Other current liabilities	250,133	183,502
Total current liabilities	3,968,311	4,463,068
Notes payable and other obligations, less current portion	3,126,926	3,289,947
Deferred income taxes	498,154	519,980
Other noncurrent liabilities	245,777	263,930
Total noncurrent liabilities	3,870,857	4,073,857
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized; 126,448,078 shares issued and 83,666,163 shares outstanding at December 31, 2020; and 124,626,786 shares issued and 85,342,156 shares outstanding at December 31, 2019	126	124
Additional paid-in capital	2,749,900	2,494,721
Retained earnings	5,416,945	4,712,729
Accumulated other comprehensive loss	(1,363,158)	(972,465)
Less treasury stock, 42,781,915 shares and 39,284,630 shares at December 31, 2020 and 2019, respectively	(3,448,402)	(2,523,493)
Total stockholders’ equity	3,355,411	3,711,616
Total liabilities and stockholders’ equity	$11,194,579	$12,248,541

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2020	2019
	(Unaudited)
Operating activities
Net income	$704,216	$895,073
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	65,181	62,784
Stock-based compensation	43,384	60,953
Provision for losses on accounts receivable and other receivables	158,549	74,309
Amortization of deferred financing costs and discounts	6,486	5,106
Amortization of intangible assets and premium on receivables	189,620	211,426
Deferred income taxes	147,058	37,883
Investment (gain) loss	(30,008)	3,470
Loss on write-off of fixed assets	294	1,819
Other non-cash operating income	(2,279)	(1,297)
Changes in operating assets and liabilities (net of acquisitions/dispositions):
Accounts and other receivables	264,140	(196,028)
Prepaid expenses and other current assets	(14,521)	(185,391)
Other assets	12,656	(6,792)
Accounts payable, accrued expenses and customer deposits	(77,079)	198,756
Net cash provided by operating activities	1,467,697	1,162,071
Investing activities
Acquisitions, net of cash acquired	(80,787)	(448,277)
Purchases of property and equipment	(78,425)	(75,170)
Proceeds from disposal of investment	52,963	—
Other	—	(255)
Net cash used in investing activities	(106,249)	(523,702)
Financing activities
Proceeds from issuance of common stock	136,797	168,925
Repurchase of common stock	(849,910)	(694,909)
(Payments) borrowings on securitization facility, net	(270,973)	84,973
Deferred financing costs paid and debt discount	(2,637)	(2,868)
Proceeds from issuance of notes payable	—	700,000
Principal payments on notes payable	(175,285)	(138,500)
Borrowings from revolver	1,243,500	1,811,509
Payments on revolver	(1,496,907)	(2,292,349)
(Payments) borrowings on swing line of credit, net	(1,042)	52,996
Other	(344)	52
Net cash used in financing activities	(1,416,801)	(310,171)
Effect of foreign currency exchange rates on cash	(143,265)	(17,854)
Net (decrease) increase in cash and cash equivalents and restricted cash	(198,618)	310,344
Cash and cash equivalents and restricted cash, beginning of year	1,675,237	1,364,893
Cash and cash equivalents and restricted cash, end of year	$1,476,619	$1,675,237
Supplemental cash flow information
Cash paid for interest	$126,460	$178,417
Cash paid for income taxes	$165,604	$200,525

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income	$209,851	$235,510	$704,216	$895,073

Stock based compensation	8,315	14,833	43,384	60,953
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	49,111	53,484	196,106	216,532
Investment (gain) loss	—	(12,955)	(30,008)	2,705
Loss on write-off of fixed assets	294	1,819	294	1,819
Integration and deal related costs[1]	985	—	12,020	—
Restructuring and related costs	(697)	2,814	4,215	2,814
Legal settlements/litigation	2,845	2,707	(144)	6,181
Write-off of customer receivable[2]	—	—	90,058	—
Total pre-tax adjustments	60,853	62,702	315,926	291,004
Income tax impact of pre-tax adjustments at the effective tax rate[3]	(12,332)	(12,596)	(67,762)	(61,619)
Impact of discrete tax item[4]	—	765	9,848	(62,333)
Adjusted net income	$258,372	$286,380	$962,228	$1,062,125
Adjusted net income per diluted share	$3.01	$3.17	$11.09	$11.79
Diluted shares	85,846	90,427	86,719	90,070

[1] Beginning in 2020, the Company included integration and deal related costs in its definition to calculate adjusted net income and adjusted net income per diluted share. Prior period amounts were approximately $0.1 million and $3.9 million for the three months and year ended December 31, 2020, respectively, which we consider immaterial.

[2] Represents a bad debt loss in the first quarter of 2020 from a large client in our Cambridge business entering voluntary bankruptcy due to the extraordinary impact of the COVID-19 pandemic.
[3] Excludes the results of the Company's investment in 2019, on our effective tax rate, as results from Masternaut investment are reported within the consolidated Statements of Income on a post-tax basis and no tax-over-book outside basis difference prior to disposition.

[4] Represents impact of a discrete tax reserve adjustment related to prior year tax positions in 2020 and the impact from the disposition of our investment in Masternaut of $64.1 million in 2019. 2019 also includes the impact of a discrete tax item from a prior year for a Section 199 adjustment of $1.8 million.

* Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Product Category and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric)
(Unaudited)

The following table presents revenue and revenue per key performance metric by product category.*
	As Reported				Pro Forma and Macro Adjusted[3]
	Three Months Ended December 31,				Three Months Ended December 31,
	2020	2019	Change	% Change	2020	2019	Change	% Change
FUEL
'- Revenues, net	$260.2	$299.3	$(39.1)	(13)%	$270.4	$299.3	$(28.9)	(10)%
'- Transactions	110.4	126.4	(16.0)	(13)%	110.4	126.4	(16.0)	(13)%
'- Revenues, net per transaction	$2.36	$2.37	$(0.01)	—%	$2.45	$2.37	$0.08	3%
CORPORATE PAYMENTS
'- Revenues, net[1]	$115.0	$121.4	$(6.5)	(5)%	$114.4	$121.4	$(7.1)	(6)%
'- Spend volume	$17,585	$18,630	$(1,045)	(6)%	$17,585	$18,630	$(1,044)	(6)%
'- Revenues, net per spend $	0.65%	0.65%	$—	—%	0.65%	0.65%	—%	—%
TOLLS
'- Revenues, net	$76.5	$93.3	$(16.8)	(18)%	$100.2	$93.3	$6.8	7%
- Tags (average monthly)	5.6	5.3	0.4	7%	5.6	5.3	0.4	7%
'- Revenues, net per tag	$13.61	$17.77	$(4.16)	(23)%	$17.81	$17.77	$0.05	—%

LODGING
'- Revenues, net	$56.6	$64.2	$(7.6)	(12)%	$56.6	$75.0	$(18.4)	(25)%
'- Room nights	5.8	6.4	(0.6)	(9)%	5.8	6.4	(0.6)	(9)%
'- Revenues, net per room night	$9.78	$10.06	$(0.28)	(3)%	$9.78	$11.75	$(1.97)	(17)%
GIFT
'- Revenues, net	$46.4	$47.7	$(1.3)	(3)%	$46.4	$47.7	$(1.3)	(3)%
'- Transactions	331.7	381.5	(49.8)	(13)%	331.7	381.5	(49.8)	(13)%
'- Revenues, net per transaction	$0.14	$0.12	$0.01	12%	$0.14	$0.12	$0.01	12%
OTHER[2]
'- Revenues, net[1]	$62.7	$72.9	$(10.2)	(14)%	$64.3	$72.9	$(8.6)	(12)%
'- Transactions[1]	9.9	14.6	(4.7)	(32)%	9.9	14.6	(4.7)	(32)%
'- Revenues, net per transaction	$6.33	$5.00	$1.33	27%	$6.49	$5.00	$1.49	30%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$617.3	$698.9	$(81.5)	(12)%	$652.2	$709.7	$(57.4)	(8)%

[1] Reflects certain reclassifications of revenue between product categories as the Company realigned its corporate payments business, resulting in reclassification of payroll paycard revenue from corporate payments to other.

[2] Other includes telematics, maintenance, food, transportation and payroll card related businesses.
[3] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by product and metrics, non-GAAP measures, to the GAAP equivalent.
* Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Product
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended December 31,				Year Ended December 31,
	2020	%	2019	%	2020	%	2019	%
US	$378	61%	$421	60%	$1,468	61%	$1,595	60%
Brazil	91	15%	111	16%	344	14%	428	16%
UK	70	11%	71	10%	263	11%	275	10%
Other	79	13%	96	14%	314	13%	351	13%
Consolidated Revenues, net	$617	100%	$699	100%	$2,389	100%	$2,649	100%
*Columns may not calculate due to rounding.

Revenue by Product Category*[1]	Three Months Ended December 31,				Year ended Ended December 31,
	2020	%	2019	%	2020	%	2019	%
Fuel	$260	42%	$299	43%	$1,057	44%	$1,173	44%
Corporate Payments	115	19%	121	17%	434	18%	450	17%
Tolls	77	12%	93	13%	292	12%	357	13%
Lodging	57	9%	64	9%	207	9%	213	8%
Gift	46	8%	48	7%	154	6%	180	7%
Other	63	10%	73	10%	244	10%	276	10%
Consolidated Revenues, net	$617	100%	$699	100%	$2,389	100%	$2,649	100%
*Columns may not calculate due to rounding.

[1] Reflects certain reclassifications of revenue between product categories as the Company realigned its corporate payments business, resulting in reclassification of payroll paycard revenue from corporate payments to other.

Exhibit 4
Segment Results
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019[1]	2020	2019[1]
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net:
North America	$405,597	$451,002	$1,581,547	$1,708,546
Brazil	90,526	112,067	344,248	427,921
International	121,210	135,812	463,060	512,381
	$617,333	$698,881	$2,388,855	$2,648,848
Operating income:
North America	$175,693	$192,298	$547,912	$754,528
Brazil	43,593	48,758	148,055	175,642
International	74,653	79,740	276,298	301,260
	$293,939	$320,796	$972,265	$1,231,430
Depreciation and amortization:
North America	$40,504	$40,770	$156,417	$160,246
Brazil	12,345	15,622	51,364	64,936
International	11,836	12,118	47,021	49,028
	$64,685	$68,510	$254,802	$274,210
Capital expenditures:
North America	$12,836	$14,215	$48,426	$44,238
Brazil	6,807	6,057	17,116	18,330
International	3,763	6,218	12,883	12,602
	$23,406	$26,490	$78,425	$75,170

[1] The Company has historically had two reportable segments, North America and International. In the first quarter of 2020, in order to better align with changes in business models and management reporting, the Company has broken out Brazil as a third segment, which was previously reported in the International segment. The presentation of segment information has been recast for the prior quarter and prior year to align with segment presentation in 2020.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metrics by Product to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended December 31,		Three Months Ended December 31,
	2020*	2019*	2020*	2019*
FUEL - TRANSACTIONS
Pro forma and macro adjusted	$270.4	$299.3	110.4	126.4
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	(6.3)	—	—	—
Impact of foreign exchange rates	(3.9)	—	—	—
As reported	$260.2	$299.3	110.4	126.4
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	114.4	121.4	17,585	18,630
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	(0.2)	—	—	—
Impact of foreign exchange rates	0.7	—	—	—
As reported	115.0	121.4	17,585	18,630
TOLLS - TAGS
Pro forma and macro adjusted	$100.2	$93.3	5.6	5.3
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(23.7)	—	—	—
As reported	$76.5	$93.3	5.6	5.3
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$56.6	$75.0	5.8	6.4
Impact of acquisitions/dispositions	—	(10.8)	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$56.6	$64.2	5.8	6.4
GIFT - TRANSACTIONS
Pro forma and macro adjusted	$46.4	$47.7	331.7	381.5
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$46.4	$47.7	331.7	381.5
OTHER[1]- TRANSACTIONS
Pro forma and macro adjusted	$64.3	$72.9	9.9	14.6
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(1.6)	—	—	—
As reported	$62.7	$72.9	9.9	14.6

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$652.2	$709.7	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(10.8)
Impact of fuel prices/spread[2]	(6.5)	—
Impact of foreign exchange rates	(28.4)	—
As reported	$617.3	$698.9

* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, food, transportation and payroll card related businesses.
[2] Revenues reflect an estimated $6 million net negative impact of fuel prices and fuel price spreads, where lower fuel prices had an estimated $9 million negative impact and higher fuel spreads had an offsetting $3 million favorable impact.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles first quarter and full year 2021 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	Q1 2021 GUIDANCE
	Low*	High*
Net income	$170	$190
Net income per diluted share	$2.00	$2.20

Stock based compensation	14	14
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	48	48
Other	4	4
Total pre-tax adjustments	66	66

Income tax impact of pre-tax adjustments	(14)	(14)
Adjusted net income	$222	$242
Adjusted net income per diluted share	$2.60	$2.80

Diluted shares	86	86

	2021 GUIDANCE
	Low*	High*
Net income	$810	$890
Net income per diluted share	$9.40	$10.20

Stock based compensation	71	71
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	189	189
Other	15	15
Total pre-tax adjustments	275	275

Income tax impact of pre-tax adjustments	(63)	(54)
Adjusted net income	$1,020	$1,110
Adjusted net income per diluted share	$11.90	$12.70

Diluted shares	87	87

* Columns may not calculate due to rounding.